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                                                                   EXHIBIT 10.80


            THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July ___, 2001, among UNITED SHIPPING & TECHNOLOGY, INC., a Utah corporation (the "Company"), TH LEE.PUTNAM INTERNET PARTNERS, L.P., a Delaware limited partnership ("THLI"), TH LEE.PUTNAM INTERNET PARALLEL PARTNERS, L.P., a Delaware limited partnership ("THLIP"), THLi COINVESTMENT PARTNERS LLC ("THLI COINVEST"), a Delaware limited liability company, BLUE STAR I, LLC ("BLUE STAR"), a Delaware limited liability company and together with THLI, THLIP, THLI COINVEST, the "THLI Investors"), RS INVESTMENT MANAGEMENT, INC., MARSHALL T. MASKO, HOME POINT CORPORATION, TENXVENTURE PARTNERS, LLC, AL-MAL ISLAMIC COMPANY and SHEIKH SALAH A.H. AL-QUAHTANI (each a "Series D Purchaser") and the persons executing a Series F Purchaser Signature Page attached hereto (each a "Series F Purchaser"). Capitalized terms used herein but not otherwise defined have the meaning set forth in Section 1 hereof.

     WHEREAS, THLI, THLIP and the Company entered into a Securities Purchase Agreement, dated as of May 15, 2000, pursuant to which THLI and THLIP purchased from the Company certain shares of the Company's Series B Convertible Preferred Stock, par value $0.004 per share (the "Series B Preferred Stock").

     WHEREAS, the THLI Investors and the Company have entered into a Securities Purchase Agreement, dated as of September 1, 2000, pursuant to which the THLI Investors purchased from the Company certain shares of the Company's Series C Convertible Preferred Stock, par value $0.004 per share (the "Series C Preferred Stock").

     WHEREAS, the Series D Purchasers and the Company have entered into a Securities Purchase Agreement dated as of March 1, 2001, pursuant to which the Investors have purchased purchase Company certain of the shares of the Company's Series D Convertible Preferred Stock, par value $.004 per share (the "Series D Preferred Stock").

     WHEREAS, the Series F Purchasers and the Company have entered into a Subscription Note Purchase Agreement dated July __, 2001, pursuant to which the Series F Purchasers purchased from the Company certain of the shares of the Company's Series F Convertible Preferred Stock, par value $.004 per share (the "Series F Preferred Stock").

     WHEREAS, the Company granted to the THLI Investors certain registration rights with respect to the Company's equity securities held by the THLI Investors as set forth in an Amended and Restated Registration Rights Agreement (the "Original Agreement") dated as of September 1, 2000. The Company also granted to the Series D Investors certain registration rights with respect to the Series D Preferred Stock as set forth in a Second Amended and Restated Registration Rights Agreement (the "Second Agreement") dated as of March 1, 2001, and the Company, the THLI Investors and the Series D Investors hereby desire for this Agreement to replace and supersede the Original Agreement and the Second Agreement in their entirety to, among other things, grant the Series F Purchasers certain registration rights.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Definitions.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

     "Commission" means the United States Securities and Exchange Commission, or any successor Commission or agency having similar powers.

     "Common Stock" means the Common Stock of the Company, $0.004 par value per share.


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     "Existing Registrable Securities" means, collectively, (i) the Common Stock issued or issuable (A) upon exercise of the Warrant To Purchase Shares of Common Stock of United Shipping & Technology, Inc., or upon conversion of the 9% Convertible Subordinated Notes, in each case dated as of April 25, 2000 and issued by the Company to J. Iver & Company, (B) upon conversion of the Convertible Subordinated Promissory Note, dated as of September 24, 1999, issued by the Company to CEX Holdings, Inc., and (C) upon exercise of the Warrant To Purchase Shares of Common Stock of United Shipping & Technology, Inc., dated as of September 24, 1999, issued by the Company to Bayview Capital LP, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (and any and all warrants to purchase common stock issued to holders of preferred stock); provided, that any particular Existing Registrable Securities shall cease to be Existing Registrable Securities upon the Company no longer having any contractual obligation to register such securities under the Securities Act pursuant to their respective written terms as in effect on the date hereof.

     "Registrable Securities" means, collectively, the THLI Registrable Securities, the Series D Registrable Securities and the Series F Registrable Securities.

     "Registration Expenses" has the meaning set forth in Section 6(a) hereof.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Series F Purchasers" means any purchasers of Series F Preferred Stock.

     "Series D or F Registrable Securities" means (i) any Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock and/or Series F Preferred Stock (whether held by the Series D or F Purchasers or any successors or assignees of the Series E Purchasers), (ii) any other shares of Common Stock held by the Series D or F Purchasers, and (iii) any Common Stock issued or issuable with respect to the Series D Preferred Stock and/or Series F Preferred Stock held by any of the Series D or F Purchasers (or any of their respective successors or assignees) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a person will be deemed to be a holder of Series D or F Registrable Securities whenever such person has the right to acquire directly or indirectly such Series D or F Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. For purposes of calculating the percentage of Series D or F Registrable Securities for voting purposes, the Series D Preferred Stock or Series F Preferred Stock held by any of the Series D or F Purchasers (or any of their respective successors or assignees) shall be deemed to have been converted at the then applicable conversion price. As to any particular Series D or F Registrable Securities, such securities will cease to be Series D or F Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

     "THLI Registrable Securities" means (i) any Common Stock issued upon the conversion of any shares of Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock issued or issuable to the THLI Investors (whether held by the THLI Investors or any successors or assignees of the THLI Investors), (ii) any other shares of Common Stock held by the THLI Investors, and (iii) any Common Stock issued or issuable with respect to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any other class or series of the Company's preferred stock held by any of the THLI Investors (or any of their respective successors or assignees) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of THLI Registrable Securities whenever such person has the right to acquire directly or indirectly such THLI Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. For purposes of calculating the percentage of THLI


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Registrable Securities for voting purposes, the Series B Preferred Stock, Series
C Preferred Stock, Series D Preferred Stock or any other class or series of the Company's preferred stock held by any of the THLI Investors (or any of their respective successors or assignees) shall be deemed to have been converted at the then applicable conversion price. As to any particular THLI Registrable Securities, such securities will cease to be THLI Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

2.   Demand Registrations.

          (a) Requests for Registration. Subject to paragraph 2(b) below, (i) the holders of a majority of the THLI Registrable Securities may request, at any time and from time to time, registration under the Securities Act, of all or part of their THLI Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), (ii) each holder of THLI Registrable Securities may request registration under the Securities Act of all or part of their THLI Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"), if available, and (iii) the holders of a majority of the Series D Registrable Securities or the Series F Registrable Securities may request Short-Form Registrations, if available. Each request for a Demand Registration (as defined below) shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph 2(a) are referred to herein as "Demand Registrations".

          (b) Long-Form Registrations. Subject to paragraph 1(a), the holders of the THLI Registrable Securities will be entitled to request up to three (3) Long-Form Registrations in which the Company will pay all Registration Expenses. A registration will not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration will count as one of the permitted Long-Form Registrations unless the holders of the THLI Registrable Securities are able to register and sell at least 90% of the THLI Registrable Securities requested to be included in such registration.

          (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), (i) at any time, the holders of THLI Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses and (ii) the holders of the Series D or F Registrable Securities will be entitled to request up to three (3) Short-Form Registrations in which the Company will pay all Registration Expenses; provided, that the holders of Registrable Securities shall not be entitled to require the Company to effect any Short-Form Registration if the aggregate offering price of Registrable Securities (based on the mid-point of the price range specified in the request for such Short-Form Registration) to be included in such Short-Form Registration is less than $1,000,000. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company will use its best efforts to make Short-Form Registrations on FormS-3 available for the sale of Registrable Securities.

          (d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such Demand Registration by the holders initially requesting such Demand Registration pro rata, if necessary, among


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     the holders of such Registrable Securities based on the number of such
     Registrable Securities owned by each such holder, (ii) second, the number of other Registrable Securities not included pursuant to clause (i) above pro rata, if necessary, among the holders of such Registrable Securities based on the number of such Registrable Securities owned by each such holder, and (iii) third, any other securities of the Company requested to be included in such Demand Registration.

          (e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within sixty (60) days after the effective date of a previous registration of equity securities by the Company. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's Board of Directors determines in good faith that such Demand Registration would reasonably be expected to be seriously detrimental to the Company and its shareholders; provided, that in such event, (i) the Company shall give written notice to the holders of Registrable Securities as soon after such determination as practicable, but in any event within ten (10) days thereafter, (ii) the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such registration and (iii) the Company may postpone a Demand Registration pursuant hereto only once in any 365-day period.

          (f) Selection of Underwriters. If any Demand Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering, which investment banker(s) and manager(s) shall be nationally recognized, shall be made by the holders of a majority of the Registrable Securities initially requesting such registration, subject to the Company's approval which shall not be unreasonably withheld.

          (g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the THLI Registrable Securities.

3.   Piggyback Registrations.

          (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty
     (20) days after the receipt of the Company's notice.

          (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities and Existing Registrable Securities requested to be included in such Piggyback Registration, pro rata, if necessary, among the holders of such Registrable Securities and Existing Registrable Securities on the basis of the number of Registrable Securities and


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     Existing Registrable Securities owned by each such holder and (iii) third, other securities requested to be included in such Piggyback Registration.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Piggyback Registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities and Existing Registrable Securities requested to be included in such Piggyback Registration, pro rata among the holders of such Registrable Securities and Existing Registrable Securities on the basis of the number of Registrable Securities and Existing Registrable Securities owned by each such holder and (iii) third, other securities requested to be included in such Piggyback Registration.

          (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection by the Company of investment banker(s) and manager(s), which investment banker(s) and manager(s) shall be nationally recognized, for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld.

4.   Holdback Agreements.

          (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90)-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (90)-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor forms thereto), unless the underwriters managing the registered public offering otherwise agree.

     5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof including the registration of common stock that may be obtained upon conversion of Preferred Stock held by a holder of Registrable Securities requesting registration, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file (in the case of a Demand Registration not more than ninety (90) days after request therefor) with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that as far in advance as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);


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          (b) in the event that such registration statement is not filed with the Commission on or before the ninetieth (90) day after request therefor, or on the next business day that the Commission is open, for each seven day period (a "Penalty Period"), until such time as the registration statement is filed with the Commission the holders who have requested registration shall be entitled to a number of shares of Common Stock of the Company equal to the product of (A) the number of shares of Common Stock then issuable upon conversion of the number of Series D Preferred Stock or Series F Preferred Stock, as applicable, purchased by the Investors, multiplied by .10 (the "Penalty Shares"), multiplied by (B) The number of Penalty Periods that has elapsed before the registration statement has been filed with the Commission, divided by 25.714. In no event shall the number of Penalty Shares exceed 10% of the total Series D Preferred Stock or Series F Preferred Stock, as applicable. The ninety (90) day period shall be extended for any period during which the filing is precluded by reason of the Company's response to a comment or objection from holder's counsel pursuant to Section 5(a) hereof.

          (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred and eighty
     (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or
     (iii) consent to general service of process in any such jurisdiction);

          (f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the National Association of Securities Dealers automated quotation system;

          (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities


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     being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will promptly notify the holders of Registrable Securities and will use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (m) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

          (n) in connection with an underwritten public offering, (i) cooperate with the selling holders of Registrable Securities, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling holders or the underwriters in connection therewith and (ii) participate, to the extent reasonably requested by the managing underwriter for the offering or the selling holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

6.   Registration Expenses.

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the National Association of Securities Dealers automated quotation system. The Company shall not be required to pay an underwriting discount with respect to any shares being sold by any party other than the Company in connection with an underwritten public offering of any of the Company's securities pursuant to this Agreement.


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          (b) In connection with each Demand Registration and each Piggyback
     Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

          (c) The Company will reimburse the holders of Registrable Securities for the reasonable fees and expenses (including the fees and expenses of counsel chosen by the holders of a majority of the Registrable Securities) incurred by such holders in enforcing any of their rights under this Agreement.

7.   Indemnification.

          (a) Indemnification of Selling Stockholders by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities which are registered pursuant hereto (each a "Selling Stockholder") and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that subject to Section 7(d) below any such settlement is effected with the prior written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Selling Stockholder), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above; Notwithstanding the foregoing, this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the registration statement (or any amendment thereto), or any preliminary prospectus or the prospectus (or any amendment or supplement thereto) or by such Selling Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Selling Stockholder with a sufficient number of copies of the same.

          (b) Indemnification of Company by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue or alleged untrue statements or omissions made in the registration statement (or any amendment thereto), or any preliminary prospectus or any prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder with respect to such Selling Stockholder expressly for use in the registration statement (or any amendment or supplement thereto); provided, that such Selling Stockholder's aggregate liability under this Section 7 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Selling Stockholder from the sale of Registrable Securities pursuant to a registration statement filed pursuant to this Agreement.

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Company, subject to the approval of the holders of a majority of the Registrable Securities included in a registration hereunder, which shall not be unreasonably withheld and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and counsel to the indemnifying party shall also be counsel for the indemnified parties; provided, that if under applicable principals of legal ethics, there is a conflict of interest that prohibits such counsel from representing the indemnifying parties as well as the indemnified parties, the indemnifying parties shall be liable for fees and expenses of one additional counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty
     (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) Contribution.

               (i) If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an indemnified party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in this Section, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

               (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(e), a holder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such holder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that the holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (iii) The indemnity and contribution agreements contained in this Section are in addition to any liability that the indemnifying parties may have to the indemnified parties.

     8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7 hereof.

     9. Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. To the extent that any registration rights previously granted by the Company remain in effect and are inconsistent with the rights granted to the Registrable Securities in this Agreement, upon any registration of Registrable Securities hereunder, the Company shall use its best efforts to seek a waiver, consent or amendment of such existing rights in order to provide the holders of Registrable Securities with the benefits and priorities set forth in this Agreement.

          (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (c) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the permitted respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (f) Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

          If to the Company:

              United Shipping & Technology, Inc.
              9850 51st Avenue North
              Suite 110
              Plymouth, MN  55442
              Telecopy:   (952) 941-6440
              Attention:  Wesley C. Fredenburg
                          Secretary and General Counsel

              with a copy to (which shall not constitute notice to the Company):

              Briggs and Morgan Professional Association
              2400 IDS Center
              Minneapolis, MN  55402
              Telecopy:   (612) 334-8650
              Attention:  Avron L. Gordon

          If to any of the THLI Entities:

              c/o TH Lee.Putnam Internet Fund Advisors, L.P.
              200 Madison Avenue
              Suite 2225
              New York, NY 10016
              Telecopy:   (212) 951-8655
              Attention:  Douglas Hsieh

              with a copy to (which shall not constitute notice to any THLI Entities):

              Kirkland & Ellis
              153 East 53rd Street
              New York, NY  10022
              Telecopy:  (212) 446-4900
              Attention: Eunu Chun

          If to any of the Series D or F Purchasers:

              To the address for such Series D or F Purchaser indicated on the Series D Purchaser Signature Page or Series F Purchaser Signature Page.

     or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

          (g) Interpretation of Agreement; Severability. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from the Agreement and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

          (h) Governing Law. The corporate law of the State of Utah shall govern all issues concerning the relative rights of the Company and its stockholders. All other provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws or choice of law of the State of New York or any other jurisdiction which would result in the application of the laws of any jurisdiction other than the State of New York.

          (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

          (j) Entire Agreement. This document, the Purchase Agreement and the "Related Documents" (as defined in the Purchase Agreement) embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (k) Waiver of Jury Trial. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.


                                 UNITED SHIPPING & TECHNOLOGY, INC.


                                 By:
                                    --------------------------------------------
                                 Name:  Jeffrey Parell
                                 Title: Chief Executive Officer


                                 TH LEE.PUTNAM INTERNET PARTNERS, L.P.

                                 By:  TH Lee.Putnam Internet Fund Advisors, L.P.
                                 Its:  General Partner


                                 By:
                                    --------------------------------------------
                                 Name: James Brown
                                 Title: Managing Director


                                 TH LEE.PUTNAM INTERNET PARALLEL PARTNERS, L.P.

                                 By:  TH Lee.Putnam Internet Fund Advisors, L.P.
                                 Its:  General Partner

                                 By:
                                    --------------------------------------------
                                 Name: James Brown
                                 Title: Managing Director


                                 THLI COINVESTMENT PARTNERS LLC


                                 -----------------------------------------------
                                 By:  James Brown
                                 Its:  Managing Member


                                 BLUE STAR I LLC


                                 -----------------------------------------------
                                 By:  Thomas H. Lee
                                 Its:  Managing Member

                                 SERIES D PURCHASERS SIGNATURE PAGE


                                 RS INVESTMENT MANAGEMENT, INC.


                                 By
                                    --------------------------------------------
                                 Name:
                                 Address for Notices:


                                 MARSHALL T. MASKO


                                 By
                                    --------------------------------------------
                                 Name:
                                 Address for Notices:


                                 HOME POINT CORPORATION


                                 By
                                    --------------------------------------------
                                 Name:
                                 Address for Notices:


                                 TENX VENTURE PARTNERS, LLC


                                 By
                                    --------------------------------------------
                                 Name:
                                 Address for Notices:


                                 AL-MAL ISLAMIC COMPANY


                                 By
                                    --------------------------------------------
                                 Name:
                                 Address for Notices:


                                 SHEIKH SALAH A.H. AL-QUAHTANI


                                 By
                                    --------------------------------------------
                                 Name:
                                 Address for Notices:

                                 SERIES F PURCHASERS SIGNATURE PAGE


                                 By
                                    --------------------------------------------
                                 Name:

                                 Address for Notices: